                                                                  EXHIBIT 10.53

                               CHICO'S FAS, INC.
                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  ----
ARTICLE I TITLE AND DEFINITIONS.................................................................................     1
         1.1      Definitions...................................................................................     1

ARTICLE II PARTICIPATION........................................................................................     5
         2.1      Election to Participate.......................................................................     5
         2.2      New Eligible Employees........................................................................     5

ARTICLE III DEFERRAL ELECTIONS..................................................................................     5
         3.1      Elections to Defer Compensation...............................................................     5
         3.2      Investment Elections..........................................................................     6

ARTICLE IV DEFERRAL ACCOUNTS AND TRUST FUNDING..................................................................     6
         4.1      Deferral Accounts.............................................................................     6
         4.2      Company Contribution Account..................................................................     7
         4.3      Trust Funding.................................................................................     7

ARTICLE V VESTING...............................................................................................     8

ARTICLE VI DISTRIBUTIONS........................................................................................     8
         6.1      Distribution of Deferral Account and Company Contribution Account.............................     8
         6.2      Early Non-Scheduled Distributions............................................................     10
         6.3      Hardship Distribution........................................................................     10
         6.4      Inability to Locate Participant..............................................................     11

ARTICLE VII ADMINISTRATION.....................................................................................     11
         7.1      Committee....................................................................................     11
         7.2      Committee Action.............................................................................     11
         7.3      Powers and Duties of the Committee...........................................................     11
         7.4      Construction and Interpretation..............................................................     12
         7.5      Information..................................................................................     12
         7.6      Compensation, Expenses and Indemnity.........................................................     12
         7.7      Quarterly Statements.........................................................................     13
         7.8      Disputes.....................................................................................     13

ARTICLE VIII MISCELLANEOUS.....................................................................................     14
         8.1      Unsecured General Creditor...................................................................     14
         8.2      Restriction Against Assignment...............................................................     14
         8.3      Withholding..................................................................................     14
         8.4      Amendment, Modification, Suspension or Termination...........................................     15
         8.5      Governing Law................................................................................     15
         8.6      Receipt or Release...........................................................................     15
         8.7      Payments on Behalf of Persons Under Incapacity...............................................     15
         8.8      Limitation of Rights and Employment Relationship.............................................     15
         8.9      Headings.....................................................................................     15


                                      (i)

                               CHICO'S FAS, INC.

                           DEFERRED COMPENSATION PLAN

         WHEREAS, the Company, as defined below, desires to establish this Deferred Compensation Plan for a select group of management or other highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, to be effective April 1, 2002;

         NOW, THEREFORE, this Plan is hereby adopted to read as follows:

                                   ARTICLE I

                             TITLE AND DEFINITIONS

         1.1      Definitions.

                  (a) Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

                  (b) "Account" or "Accounts" shall mean all of such accounts as are specifically authorized for inclusion in this Plan.

                  (c) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, commissions, incentive and all other remuneration for services rendered to Company but prior to reduction for any deferral of salary credited to this Plan, or salary contributed to a plan established pursuant to Sections 125 or 132 of the Code or qualified pursuant to Section 401(k) of the Code. In the case of a member of the Board, "Base Salary" shall mean the Board member's cash retainer otherwise to be paid for service as a member of the Board

                  (d) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's spouse or estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

                  (e) "Board of Directors" or "Board" shall mean the Board of Directors of Chico's FAS, Inc.

                  (f) "Bonuses" shall mean the bonuses earned as of the last day of Chico's second fiscal quarter and the last day of Chico's fiscal year, if a Participant is in the employ of the Company on such day.

                  (g) "Change of Control" shall mean (i) a "change of control" of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "Act"), to be reported in response to Item (a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A, in each case as such requirements are in effect on January 1, 2002; (ii) the adoption by the Company of a plan of dissolution or liquidation; (iii) the closing of the sale of all or substantially all of the assets of the Company; (iv) the closing of a merger, reorganization or similar transaction (a "Transaction") involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction, persons who were stockholders of the Company immediately prior to the Transaction own less than 75% of the combined voting power of the surviving corporation's voting securities; or (v) the acquisition of "Beneficial Ownership" (as defined in rule 13d-3 under the Act in effect on January 1, 2002) of the Company's securities comprising 25% of the combined voting power of the Company's outstanding securities by a "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the Act).

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (i) "Committee" shall mean the committee appointed by the Board to administer the Plan in accordance with Article VII.

                  (j) "Company" shall mean Chico's FAS, Inc., a Florida corporation, and those of its subsidiaries and affiliates that are designated by the Board to authorize their Eligible Employees to participate in the Plan and shall be included within the term "Company."

                  (k) "Company Contribution Account" shall mean the bookkeeping account maintained by Company for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and Company Matching Contribution Amount, if any, and earnings and losses on such amounts pursuant to Section 4.2.

                  (l) "Company Discretionary Contribution Amount" shall mean the discretionary amount determined by the Board to be credited to the Company Contribution Account of a Participant for a Plan Year. Such amount may differ from Participant to Participant both in amount, including no contribution, and as a percentage of Compensation.

                  (m) "Company Matching Contribution Amount" shall mean the amount credited to the Company Contribution Account of a Participant for a Plan Year to make up for matching contributions not permitted to be made to the Savings Plan, because of the limitations of the Code, based on the rate of the Participant's contributions to the Savings Plan.

                  (n) "Compensation" shall mean an Eligible Employee's Base Salary and Bonus earned after becoming a Participant.

                  (o) "Deferral Account" shall mean the bookkeeping account maintained by the Company for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that he or she elects to defer, and (2) earnings and losses pursuant to Section 4.1.

                  (p) "Disability" shall mean the Participant's inability to perform each and every duty of his or her occupation or position of employment due to illness or injury as determined in the sole and absolute discretion of the Committee.

                  (q) "Distributable Amount" shall mean the vested balance in the Participant's Deferral Account and Company Contribution Account.

                  (r) "Early Distribution" shall mean an election by Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account and Company Contribution Account prior to the time at which such Participant would otherwise be entitled to such amounts.

                  (s)      "Effective Date" shall mean April 1, 2002.

                  (t) "Eligible Employee" shall mean each non-employee member of the Board or an employee of the Company who is eligible to participate in the Company's management bonus plan or who is a regional manager, whose Compensation potential for a Plan Year is in excess of $100,000 (except as otherwise specified by the Committee) and who is in the top 10% of all employees of the Company ranked by Compensation.

                  (u) "Enrollment Agreement" shall mean the authorization form which an Eligible Employee files with the Committee to participate in the Plan.

                  (v) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

                  (w) "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Section 152(a) of the Code), loss of a Participant's property due to casualty, or other similar or extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

                  (x) "Initial Election Period" shall mean the 30-day period prior to the Effective Date of the Plan, or the 30-day period following the time an employee shall be designated by the Company as an Eligible Employee.

                  (y) "Interest Rate" shall mean, for each Fund, an amount equal to the net gain or loss on the assets of such Fund measured at the end of each business day.

                  (z) "Participant" shall mean any Eligible Employee who becomes a Participant in this Plan in accordance with Article II.

                  (aa) "Payment Date" shall mean the date selected by the Participant to receive a distribution in accordance with Article VI.

                  (bb) "Plan" shall mean the Chicos FAS, Inc. Deferred Compensation Plan.

                  (cc) "Plan Year" shall mean the period beginning on April 1, 2002 and ending on December 31, 2002 and each calendar year thereafter.

                  (dd) "Savings Plan" shall mean the Company's savings plan qualified under Sections 401(a) and 401(k) of the Code.

                  (ee) "Scheduled Withdrawal Date" shall mean the Early Distribution Payment Date elected by the Participant for an in-service withdrawal of amounts from his or her Accounts deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

                  (ff) "Termination Date" shall mean the date of termination of a Participant's active employment with the Company without regard to any compensation continuation arrangement.

                  (gg) "Trust" shall mean the Company Deferred Compensation Plan Trust.

                  (hh)     "Trustee" shall mean Wachovia Bank, N.A.

                                   ARTICLE II

                                 PARTICIPATION

         2.1 Election to Participate. Annually, all Eligible Employees will be offered the opportunity to defer Compensation. Any Eligible Employee may enroll in the Plan by filing a completed and fully executed Enrollment Agreement with the Committee on or before December 1 of the Plan Year prior to the Plan Year in which the election is to become effective. Notwithstanding the preceding sentence, for the Plan Year beginning on the Effective Date, the executed Enrollment Agreement will be due during the Initial Election Period and shall relate to Compensation to be paid after that Enrollment Agreement is filed with the Committee.

         2.2 New Eligible Employees. An employee who first becomes an Eligible Employee after the beginning of a Plan Year may enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement, in accordance with Section 2.1, during that Eligible Employee's Initial Election Period. Notwithstanding the foregoing, however, any election by an Eligible Employee, pursuant to this section, to defer Compensation shall apply only to such amounts as are earned by the Eligible Employee after the date on which such Enrollment Agreement is filed.

                                  ARTICLE III

                               DEFERRAL ELECTIONS

         3.1      Elections to Defer Compensation.

                  (a)      General Rule. Subject to the provisions of
Article II, each Eligible Employee may elect to defer Compensation by filing with the Committee an Enrollment Agreement.

                  (b) Deferral Elections. An Eligible Employee may (i) elect to defer (as a result of payroll reduction) only Compensation earned on or after the time the Enrollment Agreement is filed, (ii) make an election as to Base Salary, Bonus (either or both semi-annual Bonuses as designated in the Enrollment Agreement) or both, and (iii) make an election of a percentage which shall not exceed 80% of the Eligible Employee's Base Salary or 100% of the Eligible Employee's Bonus, provided that the total amount deferred by a Participant shall be limited in any Plan Year, if necessary, to satisfy Social Security Tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $2,500, on an annual basis, provided such minimum contribution can be satisfied from any element of Compensation. The Enrollment Agreement shall also specify whether an Early Distribution is being elected, the Scheduled Withdrawal Date and the amount subject to that election, and shall provide such other information as the Committee shall require.

                  (c) Duration of Compensation Deferral Election. A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election not less than 30 days prior to the beginning of the next Plan Year, which election shall be effective on the first day of the next following Plan Year. In the event no new Enrollment Agreement is filed, all elections shall continue into each succeeding Plan Year.

                  (d) Elections other than Elections during the Initial Election Period. Subject to the limitations of Section 3.1(b) above, any Eligible Employee who has terminated a prior Compensation deferral election may elect to again defer Compensation, by filing a new Enrollment Agreement, to defer Compensation in a timely manner as described in Sections 3.1(b) and 3.1(c) above.

         3.2      Investment Elections.

                  (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on the Enrollment Agreement, the types of Funds in which the Participant's Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this Section 3.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the types of Funds provided under the Plan as communicated from time to time by the Committee. Effective as of the end of any business day, a Participant may change the designation made under this Section 3.2 by filing a change in the manner specified by the Committee. If a Participant fails to elect a type of Fund under this Section 3.2, he or she shall be deemed to have elected the Money Market type of Fund. The Interest Rate of each such Fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under Article IV.

                  (b) Although the Participant may designate the type of Funds, the Company and the Committee shall not be bound by such designation. The Committee may select from time to time, in its sole and absolute discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.2(a) above to be the Funds.

                                   ARTICLE IV

                      DEFERRAL ACCOUNTS AND TRUST FUNDING

         4.1      Deferral Accounts.

                  The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("Fund
Subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

                  (a) On the fifth business day after amounts are withheld and deferred from a Participant's Compensation, the Committee shall credit the Fund Subaccounts of the Participant's Deferral Account with an amount equal to the Compensation deferred by the Participant in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of Fund shall be credited to the Fund Subaccount corresponding to that Fund;

                  (b) Each business day, each Fund Subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the Interest Rate for the corresponding Fund Subaccount by the balance credited to such Fund Subaccount as of the end of the prior day with such balance including any contributions that have been credited to that fund Subaccount as of the end of the prior day.

                  (c) In the event that a Participant elects for all or a portion of a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year to the extent of the Scheduled Withdrawal Date election shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and associated investment gains and losses allocated to a Scheduled Withdrawal Date.

         4.2      Company Contribution Account.

                  The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate Fund Subaccounts, each of which corresponds to the Fund(s) elected by the Participant pursuant to Section 3.2(a). A Participant's Company Contribution Account shall be credited as follows:

                  (a) On the fifth business day after a Company Discretionary Contribution Amount or Company Matching Contribution Amount, the Committee shall credit the Fund Subaccounts of the Participant's Company Contribution Account with an amount equal to any such portion of the (i) Company Discretionary Contribution Amount applicable to that Participant, if any, and/or (ii) Company Matching Contribution Amount applicable to that Participant, if any, which the Participant elected to be deemed to be invested in each type of Fund Subaccount; and

                  (b) Each business day, each Fund Subaccount of a Participant's Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the Interest Rate for the corresponding Fund Subaccount by the balance credited to such Fund Subaccount as of the end of the prior day with such balance including any contributions that have been credited to that fund Subaccount as of the end of the prior day.

         4.3      Trust Funding.

                  The Company has created a Trust with the Trustee. The Company shall cause the Trust to be funded each year. The Company's contributions to the Trust (after taking into account any earnings of the Fund Subaccounts) shall include (i) an amount equal to the amount deferred by each Participant;
(ii) the aggregate amount of Company Discretionary Contribution Amounts, if any, (iii) the aggregate amount of Company Matching Contribution Amounts, if any;

and (iv) the amount determined by applying the Interest Rate to the amounts determined under (i), (ii) and (iii).

                  Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency as defined in Section 4.2(a) of the Trust.

                  Except as provided in the preceding paragraph, the assets of the Plan and Trust shall never inure to the benefit of the Company and the same shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for deferring reasonable expenses of administering the Plan and Trust.

                                   ARTICLE V

                                    VESTING

                  A Participant shall be 100% vested in his or her Deferral Account. A Participant shall be vested in the Company Discretionary Contribution Amount and Company Matching Contribution Amount credited to his or her Company Contribution Account at the time provided in accordance with the vesting schedule contained in the Savings Plan.

                                  ARTICLE VI

                                 DISTRIBUTIONS

         6.1      Distribution of Deferral Account and Company Contribution
Account.

                  (a) Distribution Without Scheduled Withdrawal Date. In the case of a Participant who (i) terminates employment with Company other than by reason of death, (ii) has an Account balance of more than $50,000, and (iii) has at least attained the age of 50 with 10 or more years of service with the Company, the Distributable Amount shall be paid to the Participant in substantially equal annual installments over fifteen (15) years commencing on the Participant's Payment Date. The Payment Date shall be on the first day of the thirteenth month following the Participant's Termination Date unless the Participant elects, no later than the Participant's Termination Date, on a form provided by the Committee, a later Payment Date which may be in January of any of the immediately succeeding four Plan Years. An optional form of benefit may also be elected by the Participant, on a form provided by the Committee and submitted by the Participant no later than the Participant's Termination Date, from among the following:

                           (1)      A lump sum distribution on the
Participant's Payment Date.

                           (2)      Substantially equal quarterly or annual
installments over five (5), ten (10) or fifteen (15) years, beginning on the Participant's Payment Date.

                           A Participant may modify the form of benefit that he
or she has previously elected, provided such modification occurs no later than the Participant's Termination Date.

                           In the case of a Participant who terminates
employment with Company and has an Account balance of $50,000 or less or who has not attained age 50 with at least 10 years of service, the Distributable Amount shall be paid to the Participant in a lump sum distribution as soon as practicable following the Participant's Termination Date.

                           The Participant's Account shall continue to be
credited with earnings pursuant to Sections 4.1 and 4.2 until all amounts credited to his or her Account under the Plan have been distributed. Annual or quarterly installment payments, if any, shall commence at the Payment Date elected by the Participant in accordance with this Section, in an amount equal to (i) the value of the Participant's Account as of the business day the Funds are deemed to be liquidated to make the payment, divided by (ii) the number of installment payments elected by the Participant. The remaining installments shall be paid in an amount equal to (i) the value of the Account as of the business day the Funds are deemed to be liquidated to make the payment divided by (ii) the number of installments remaining. All distributions shall be made on a pro rata basis from among a Participant's Accounts and Fund Subaccounts.

                  (b) Distribution With Scheduled Withdrawal Date. In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation and earnings on such deferrals of Compensation as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with Section 1.1(ee). A Participant's Scheduled Withdrawal Date with respect to deferrals of Compensation deferred in a given Plan Year can be no earlier than January of the third Plan Year following the last day of the Plan Year for which the deferrals of Compensation are made. The Participant's distribution on a Scheduled Withdrawal Date shall be paid to the Participant in either in: (i) one lump sum in January of the Plan Year elected by the Participant in the Enrollment Agreement covering that Scheduled Withdrawal Date; or (ii) if the amount to be distributed is at least $25,000, annual installments payable over up to five years commencing in January of the Plan Year elected by the Participant in the Enrollment Agreement covering that Scheduled Withdrawal Date, in the same manner as is provided in the last paragraph of subsection (a) above. A Participant may extend the Scheduled Withdrawal Date for any Plan Year, provided such extension request occurs at least one year before the Scheduled Withdrawal Date and the extension is for a period of not less than two years from the Scheduled Withdrawal Date. The Participant shall have the right to twice modify any Scheduled Withdrawal Date. In the event a Participant has a Termination Date prior to a Scheduled Withdrawal Date, other than by reason of death, the portion of the Participant's Account associated with a Scheduled Withdrawal Date, which has not been distributed prior to such Termination Date shall be included in the Participant's Account balance and distributed in accordance with Section 6.1(a).

                  (c) Distribution on Account of Death. In the case of a Participant who dies while employed by the Company or after his or her Termination Date with a vested balance in his or her Account, whether or not then being paid in installments, such Participant's Beneficiary or Beneficiaries shall receive a lump sum distribution as soon as practicable following the Participant's death of all Account balances.

         6.2      Early Non-Scheduled Distributions.

                  A Participant shall be permitted to elect an Early Distribution from his or her Account prior to the Payment Date, subject to the following restrictions:

                  (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

                  (b) The amount of the Early Distribution may equal up to 90% of his vested Account balance.

                  (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

                  (d) If a Participant requests an Early Distribution of his or her vested Account, the remaining balance of his or her Account shall be reduced by 10% of the amount requested to be distributed, to a maximum reduction of $100,000, which shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

                  (e) If a Participant receives an Early Distribution of either all or a part of his or her Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year. All distributions shall be made on a pro rata basis from among a Participant's Accounts and Fund Subaccounts.

         6.3      Hardship Distribution.

                  A Participant shall be permitted to elect a Hardship Distribution from his or her vested Accounts in accordance with Section 1.1(w) prior to the Payment Date, subject to the following restrictions:

                  (a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

                  (b) The Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.1(w).

                  (c) The amount determined by the Committee to qualify as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.


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

                  (d) If a Participant receives a Hardship Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year.

         6.4      Inability to Locate Participant.

                  In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings after the date of the forfeiture.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1      Committee.

                  The Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

         7.2      Committee Action.

                  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chair or any other member or members of the Committee designated by the Chair may execute any certificate or other written direction on behalf of the Committee.

         7.3      Powers and Duties of the Committee.

         (a) The Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (1)      To select the Funds in accordance with
Section 3.2(b) hereof;

                  (2) To construe and interpret the terms and provisions of this Plan and to make factual determinations;

                  (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (4) To maintain all records that may be necessary for the administration of the Plan;

                  (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                  (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                  (7) To appoint any agent, and to delegate such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                  (8) To take all other actions necessary for the administration of the Plan.

         7.4      Construction and Interpretation.

                  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary and the Enrollment Agreement of each Participant shall constitute that Participant's acknowledgement and acceptance of the terms of the Plan and the Committee's authority and discretion. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

         7.5      Information.

                  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

         7.6      Compensation, Expenses and Indemnity.

                  (a) The members of the Committee shall serve without compensation for their services hereunder.

                  (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

                  (c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

         7.7      Quarterly Statements.

                  Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis.

         7.8      Disputes.

                  (a)      Claim.

                  A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company's Vice President of Human Resources, setting forth his or her claim. The request must be addressed to the Vice President at the Company's then principal place of business.

                  (b)      Claim Decision.

                  Upon receipt of a claim, the Vice President shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Vice President may, however, extend the reply period for an additional ninety (90) days for special circumstances.

                  If the claim is denied in whole or in part, the Vice President shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to relevant provisions of the Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; (v) the time limits for requesting a review under subsection (c), and (vi) the Participant's right to bring an action for benefits under Section 502 of ERISA.

                  (c)      Request For Review.

                  Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Vice President. Such request must be addressed to the Secretary of the Committee, at the Company's then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Vice President's determination.

         (d)      Review of Decision.

                  Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the relevant provisions of the Plan on which the decision is based and the Participant's right to bring an action for benefits under Section 502 of ERISA. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         8.1      Unsecured General Creditor.

                  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

         8.2      Restriction Against Assignment.

                  The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

         8.3      Withholding.

                  There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

         8.4      Amendment, Modification, Suspension or Termination.

                  The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts may be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination or at such other time as shall be determined by the Company in its sole discretion.

         8.5      Governing Law.

                  This Plan shall be construed, governed and administered in accordance with the laws of the State of Florida, except where pre-empted by federal law.

         8.6      Receipt or Release.

                  Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

         8.7      Payments on Behalf of Persons Under Incapacity.

                  In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

         8.8      Limitation of Rights and Employment Relationship

                  Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

         8.9      Headings.

                  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.